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                                                                    EXHIBIT 23.1



                                W. ALAN JORGENSEN
                           Certified Public Accountant

                 720 Third Avenue, Suite 1910, Seattle, WA 98104
206 521-0403                                                    Fax 206 624-3999

                                October 26, 1999



Aqua Vie Beverage Corporation:



     I hereby consent to the use of opinion for the financial statements as of and for the years ended July 31, 1999 for Aqua Vie Beverage Corporation.


                                        Sincerely,



                                        W. Alan Jorgensen